UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2008

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634847
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

In accordance with the bylaws of Golfsmith International Holdings, Inc. (the "Company") on July 2, 2008, the Board of Directors (the "Board") elected Robert E. Allen to fill a vacancy on the Board. There are no arrangements or understandings between Mr. Allen and the Company or any other persons pursuant to which he was selected as a director. There are no transactions or proposed transactions to which the Company was or is a party in which Mr. Allen has a direct or indirect material interest. The Board determined that Mr. Allen is an independent director under applicable rules of Nasdaq Stock Market, Inc. ("Nasdaq") and the Securities and Exchange Commission and appointed Mr. Allen to the audit committee of the Board.

Item 8.01 Other Events.

Since Martin Hanaka accepted the position of interim chief executive officer of the Company on January 9, 2008, the Company has had only two independent directors on its audit committee and has not complied with the independence requirement as set forth in Nasdaq Marketplace Rule 4350 ("Rule 4350"). Rule 4350 requires a listed issuer to have an audit committee consisting of at least three independent directors.

Upon the appointment of Mr. Allen on July 2, 2008, the Company notified the Nasdaq Staff of this event and requested a determination that it had regained compliance with Rule 4350.

On July 2, 2008, the Company received a Staff Determination letter from Nasdaq stating that the Company had regained compliance with the requirements for continued listing and satisfied the audit committee requirements set forth in Rule 4350.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

July 3, 2008	By:	/s/ R. Scott Wood

Name: R. Scott Wood
Title: General Counsel and Vice President

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Exhibit Index

Exhibit No.	Description

5.02 (d)	Golfsmith International Holdings, Inc. Appoints Robert E. Allen to Board of Directors; Regains Compliance with Nasdaq Independent Director Requirements